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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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                         ENTERTAINMENT PROPERTIES TRUST
             (Exact name of Registrant as Specified in its Charter)
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                 MARYLAND                                 43-179877
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

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1221 Baltimore Avenue, Kansas City, Missouri                64105
  (Address of Principal Executive Offices)                (Zip Code)

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 If this form relates to the            If this form relates to the
 registration of a class of debt        registration of a class of debt
 securities and is effective upon       securities and is to become effective
 filing pursuant to General             simultaneously with the effectiveness
 Instruction A(c)(1) please check the   of a concurrent registration statement
 following box.  [  ]                   under the Securities Act of 1933
                                        pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box.  [  ]


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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


           TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
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       COMMON SHARES OF BENEFICIAL               NEW YORK STOCK EXCHANGE
        INTEREST, $.01 PAR VALUE

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

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Item 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement (the "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of the common shares, par value $.01 per share (the "Common Shares"), of Entertainment Properties Trust, a Maryland real estate investment trust (the "Company"). The description of the Common Shares to be registered hereunder is incorporated by reference to the information set forth under the caption "Description of Shares of Beneficial Interest" of the Company's prospectus included as a part of the Company's registration statement on Form S-11 (No. 333-35281) in the form in which it was filed on September 10, 1997, as amended from time to time.

Item 2.    EXHIBITS.

     2.1 Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-11, Registration No. 333-35281).
     2.2 Bylaws of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-11, Registration No. 333-35281).
     2.3 Form of share certificate for common shares of beneficial interest of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-11, Registration No. 333-35281).

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                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Kansas City, State of Missouri, on the 4th day of November, 1997.


                                            ENTERTAINMENT PROPERTIES TRUST



                                            By:  /s/ Peter C. Brown
                                                -----------------------------
                                                Name:  Peter C. Brown
                                                Title: Chaiman of the Board

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                                  EXHIBIT INDEX


  Exhibit                              Description
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    2.1    Amended and Restated Declaration of Trust of the Company
           (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-11, Registration No. 333-35281).

    2.2 Bylaws of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-11, Registration No. 333-35281).

    2.3 Form of share certificate for common shares of beneficial interest of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-11, Registration No. 333-35281).